UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted By Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
IONA Technologies PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On June 30, 2008, the Chief Executive Officers of each of IONA Technologies PLC (the “Company” or “IONA”) and Progress Software Corporation, a Massachusetts corporation (“Progress”), sent the following joint letter to the Company’s customers in connection with the announcement that the Company and Progress had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of the Company, whereby SPK Acquisitions Limited, a private limited company incorporated under Irish company law and a wholly-owned subsidiary of Progress (“SPK Acquisitions”), will acquire all of the issued and to be issued share capital of the Company not already owned by Progress or its subsidiaries for cash (the “Scheme”) by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963 (the “Companies Act”) (the proposed acquisition by SPK Acquisitions of the Company is referred to as the “Acquisition”):
On June 25, 2008, Progress Software and IONA Technologies announced that they have entered into an agreement under which Progress will acquire IONA Technologies. The proposed transaction is expected to be finalized in September 2008 subject to regulatory and shareholder approvals. Until the transaction closes, each company will continue to operate independently, and will conduct business as usual.
After the closing, Progress intends that all of IONA’s product lines will be supported and advanced. This includes incorporating Artix as an integral part of Progress’ Service-Oriented Architecture (SOA) portfolio and building on the FUSE open source product line. IONA customers can feel confident about the future use of existing IONA-based deployments. You can also expect continued high-quality support for your IONA products.
Both IONA and Progress are leading providers of enterprise application infrastructure products who share a common vision of SOA model. The foundation of IONA’s innovation has been its industry leadership of CORBA technology for the past 15 years. Progress is committed to continuing the stewardship of CORBA and the strong support that IONA has provided to users of Orbix products. Today, Progress delivers market leading SOA solutions while IONA offers some of the software industry’s most innovative, standards-based integration technologies through their Artix and FUSE product lines.
Combined, the companies will deliver on a common vision: to be the customer’s choice for truly independent, best-in-class infrastructure technology for SOA. Like IONA, Progress provides, and will continue to provide, standards-based, high performance, reliable products for the most demanding, mixed platform IT environments.
The combination of Progress and IONA will bring together the leading product development experts in open, standards-based technology, and will provide a larger global footprint of sales and services professionals to address customer needs, an increased level of support across multiple product areas from a single vendor, and a larger network of partners to deliver solutions using our application infrastructure technology.
We are dedicated to enhancing the high quality of innovation, support, and service you have come to expect from Progress and IONA. To learn more about the IONA acquisition, please visit www.progress.com.

Sincerely,

Joseph Alsop Co-Founder and CEO Progress Software	Peter Zotto CEO IONA Technologies
Important Additional Information and Where to Find It
In connection with the Acquisition and the Scheme, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the scheme document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme document) and the other relevant materials when they become available because they will contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.
The proxy statement (comprising the scheme document) and other relevant materials (when they become available), and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.
IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on 29 January 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.
Safe Harbor for Forward-Looking Statements
Certain items in this filing may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 14 March 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 12 May 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on 29 January 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 9 April 2008. Such forward-looking statements speak only as of the date of this filing. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Disclosure Required by the Irish Takeover Rules
The directors of the Company accept responsibility for the information contained in this filing. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this filing is in accordance with the facts and does not omit anything likely to affect the import of such information.
Lehman Brothers Inc., which is regulated under the laws of the United States of America, is acting exclusively for the Board of Directors of the Company and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of Directors of the Company for providing the protections afforded to clients of Lehman Brothers Inc. or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.
Merrion Stockbrokers Limited, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion Stockbrokers Limited or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.
Any person who is a holder of 1% or more of the share capital of the Company may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the Acquisition.

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